Exhibit 99.1

November 10, 2004

Contact: Faye I. Andersen (775-834-4822)

For Immediate Release
Public Utilities Commission of Nevada Gives the Go-Ahead on Sierra Pacific Power’s Resource Plan

The Public Utilities Commission of Nevada (PUCN) today gave Sierra Pacific Power Company the go-ahead to proceed with a number of programs and strategies outlined in the 20-year Electric Resource Plan that will meet the short-term and long-term needs of its Nevada customers. Sierra Pacific Power Company is a wholly-owned subsidiary of Sierra Pacific Resources (NYSE: SRP).

Sierra Pacific updates and files a 20-year Electric Resource Power Plan every three years. This year’s proposal included a mix of new electric generation owned by the company, new renewable energy purchased power agreements, energy efficiency and conservation programs, all designed to supply Nevada customers with electricity over the next three years and into the future.

Highlights of the programs approved by the PUCN today include:

•	Moving forward with permitting and conceptual engineering to build a 500-megawatt, natural gas-fired, combine cycle electric generating plant at the company’s Tracy plant site, east of Reno, Nevada.

•	Comprehensive engineering and economic analyses to assess the remaining life of the company’s existing electric generating units.

•	Upgrades of the combustion systems at the Valmy Generating Station to reduce air emissions.

•	Assessment of coal-fired generation alternatives for the Valmy Generating Station, including expansion and possible construction of a future generating unit.

•	Construction of several new transmission projects, including a new 345,000-volt transmission line from the East Tracy Substation to a new substation east of Virginia City to add the infrastructure needed to serve the high-growth area of Fernley, Carson City, Dayton and south Reno.

•	Implementation of two new programs to promote energy conservation in commercial construction and school retrofit and new construction projects. This is in addition to continuing existing conservation education, appliance rebates, plus lighting and motors/pumping conversion programs.

•	Intermediate and long-term contracts to purchase power at maximum value and least cost for customers.

•	Funding for a new renewable energy development program.

•	Installation of solar or other appropriate renewable power generation technologies on company-owned building in northern Nevada.

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PUCN Gives Go-Ahead to SPPCo.’s Resource Plan
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As a result of today’s action, Sierra Pacific will file an amendment to its Resource Plan within six months to provide incentives to encourage the installation of high-efficiency air conditioners and/or space heaters in new residential developments and the retrofitting of existing residences. The company will also file a “green pricing” tariff with its next General Rate Case in Fall 2005 to offer customers the option of purchasing renewable energy.

As outlined by the PUCN, the company will investigate and file a report by Fall 2006 on integrated coal gasification technology and the potential for use of this technology to supply electricity to northern Nevada.

The PUCN withheld its approval of the company’s fuel procurement plan and risk management strategy. The PUCN will determine the prudency of the company’s fuel and power purchases and strategies when the company makes it related Deferred Energy filing in January 2006.

Headquartered in Reno, Nevada, Sierra Pacific Power Company is the principal utility for most of northern Nevada and the Lake Tahoe area of California. It is a wholly owned subsidiary of Sierra Pacific Resources (NYSE: SRP), which also is the holding company for Nevada Power Company, the electric utility for southern Nevada. Sierra Pacific Power also distributes natural gas in the Reno- Sparks area of northern Nevada. Other subsidiaries of Sierra Pacific Resources include the Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas transmission partnership.

Forward-Looking Statements: This press release contains forward-looking statements regarding the future performance of Sierra Pacific Power Company, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the party’s ability to perform under the terms and conditions of the 20-year Electric Resource Plan. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Sierra Pacific Power Company are contained in its Quarterly Reports on Form 10-Q for the quarter ended June 30, 2004 and their Annual Reports on Form 10-K for the year ended December 31, 2003, filed with the SEC. Sierra Pacific Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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